EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for purposes of complying with 18 U.S.C. 1350, as adopted pursuant to pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of ALL Energy Corporation (the “Company”), hereby certify that:

(1)	The Quarterly Report on Form 10-Q, for the quarter ended September 30, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 7, 2014.
ALL ENERGY CORPORATION

By: /s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President and Chief Executive
Officer (Principal Executive Officer), Acting Chief
Financial Officer, Principal Financial Officer and
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to All Energy Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.